Exhibit 99.1

DFIN Reports First-Quarter 2021 Results

CHICAGO- May 5, 2021 – Donnelley Financial Solutions, Inc. (NYSE: DFIN), (the “Company”) today reported financial results for the first quarter of 2021.

	First-quarter 2021	First-quarter 2020
Net Sales	$245.3 million	$220.7 million
Net Earnings	$35.2 million	$4.1 million
Non-GAAP Adjusted EBITDA(1)	$71.1 million	$30.1 million
Operating Cash Flow	$(38.3) million	$(37.1) million
Free Cash Flow (1)(2)	$(46.3) million	$(44.0) million

(1) Non-GAAP Adjusted EBITDA (“Adjusted EBITDA”) and Free Cash Flow are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(2) Defined as operating cash flow less capital expenditures.

First-quarter 2021 financial highlights:

•
Net sales of $245.3 million, up $24.6 million, or 11.1%, from the first quarter of 2020, driven by continued strength in capital markets and growth in software solutions sales, partially offset by lower print volume as a result of SEC Rule 30e-3.
•
Record quarterly software solutions net sales of $60.3 million, up 27.5% from the first quarter of 2020; software solutions net sales accounted for 24.6% of total first-quarter 2021 net sales, up from 21.4% in the first quarter of 2020.
•
Actions to mitigate the impact of SEC Rules 30e-3 and 498A are on plan; first-quarter 2021 gross margin for print and distribution was 32.6%, an improvement of 770 basis points from the first quarter of 2020, despite a decline in print and distribution sales of $25.0 million, or 27.3%, from the first quarter of 2020.
•
Net earnings of $35.2 million, up $31.1 million from the first quarter of 2020, primarily driven by a favorable sales mix, operating leverage on sales growth and cost control initiatives, partially offset by the LSC multiemployer pension plans obligation charge, higher incentive compensation and selling expenses.
•
Adjusted EBITDA of $71.1 million, up 136.2% from the first quarter of 2020, and Adjusted EBITDA margin of 29.0%, more than double the first-quarter 2020 Adjusted EBITDA margin; the significant improvements in both Adjusted EBITDA and Adjusted EBITDA margin were primarily driven by a favorable sales mix, operating leverage on sales growth and cost control initiatives, partially offset by higher incentive compensation and selling expenses.
•
Non-GAAP gross leverage of 1.2x and non-GAAP net leverage of 1.0x as of March 31, 2021; down 1.1x and 1.3x, respectively, from March 31, 2020.
•
During the first quarter, the Company repurchased 126,682 shares in open market transactions for $3.4 million at an average price of $26.92 per share. As of March 31, 2021, the remaining repurchase authorization was approximately $46.7 million.

“We are pleased with the excellent performance to begin the year, highlighted by nearly 28% growth in our software solutions sales versus the first quarter of 2020; more than 136% growth in Adjusted EBITDA versus the first quarter of 2020; and Adjusted EBITDA margin of 29.0%, more than double the margin we achieved in the first quarter of 2020. In addition, we are encouraged by client adoption of our new recurring software products. ArcDigital, which we launched last May, is off to a strong start in 2021, and our next-generation, built-from-the-ground-up ActiveDisclosure platform, which we launched in the first quarter, will begin contributing to our software solutions sales in the second quarter, as we convert clients from ActiveDisclosure 3.0 and onboard new clients,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “The momentum of the transactional activity, including demand for our Venue data room, within equity capital markets that began to build in the second half of 2020 accelerated in the first quarter, as did our shift in business mix, growing our software solutions and tech-enabled services sales, and reducing our sales derived from print and distribution. Excluding print and distribution, our net sales grew over 38% in the quarter.”

“The momentum in the equity capital markets has, so far, continued into the second quarter, and given our market leadership, we are well positioned to benefit from this momentum. Importantly, we remain focused on investing in our software products and growing our software solutions sales in support of our “44 in ‘24” strategy, which we believe will translate into significant and sustainable value for our shareholders,” Leib concluded.

Net Sales

Net sales in the first quarter of 2021 were $245.3 million, an increase of $24.6 million, or 11.1%, from the first quarter of 2020. Net sales increased primarily due to higher capital markets transactional activity and software solutions net sales growth, partially offset by lower print volume as a result of SEC Rule 30e-3 eliminating print requirements.

Net Earnings

For the first quarter of 2021, net earnings were $35.2 million, or $1.02 per diluted share, as compared to net earnings of $4.1 million, or $0.12 per diluted share, in the first quarter of 2020. Net earnings in the first quarter of 2021 included after-tax charges of $4.6 million, or $0.13 per diluted share, primarily related to estimated multiemployer pension plans obligation arising from the bankruptcy of LSC Communications, Inc. Net earnings in the first quarter of 2020 included after-tax losses of $4.6 million, or $0.13 per diluted share, related to restructuring and share-based compensation expense and an after-tax gain of $1.7 million, or $0.05 per diluted share, related to the extinguishment of debt.

Adjusted EBITDA and Non-GAAP Net Earnings

For the first quarter of 2021, Adjusted EBITDA was $71.1 million, an increase of $41.0 million, or 136.2% as compared to the first quarter of 2020. For the first quarter of 2021, Adjusted EBITDA margin was 29.0%, an improvement of approximately 1,540 basis points versus the first quarter of 2020, primarily driven by a favorable sales mix, operating leverage on sales growth and cost control initiatives.

For the first quarter of 2021, non-GAAP net earnings were $39.8 million, or $1.15 per diluted share, compared to $7.2 million, or $0.21 per diluted share from the first quarter of 2020.

Reconciliations of net earnings to Adjusted EBITDA, non-GAAP net earnings and Adjusted EBITDA margin are presented in the attached schedules.

Regulatory Impacts

As previously disclosed in a Current Report on Form 8-K on July 22, 2020, the implementation of SEC Rule 30e-3 (elimination or reduction of print annual and semi-annual reports), Rule 498A (elimination or reduction of print summary prospectus) and the Company’s exiting of certain printing and distribution relationships is expected to reduce the Company’s print-related 2021 net sales by approximately $130 million to $140 million, and the associated reduction in net earnings and Adjusted EBITDA is expected to be approximately $4 million to $7 million and approximately $5 million to $10 million, respectively, in 2021. The Company reaffirms these estimates at this time.

Conference Call Details

DFIN will hold a conference call and webcast on May 5, 2021 at 9:00 a.m. Eastern time to discuss financial results for the first-quarter 2021, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Dave Gardella

Chief Financial Officer

investors@dfinsolutions.com

Use of non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, selling, general, and administrative expenses (“SG&A”), non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s COVID-19 related recoveries and expenses, LSC multiemployer pension plans obligation, pension settlement charges, non-income tax charges, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign exchange rates.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in DFIN's Form 10-K for the fiscal year ended December 31, 2020, those discussed under “Cautionary Statement” in DFIN’s quarterly Form 10-Q filings, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$38.5	$73.6
Receivables, less allowances for expected losses of $12.6 in 2021 (2020 - $10.5)	235.3	173.5
Inventories	6.5	4.9
Prepaid expenses and other current assets	22.8	9.7
Assets held for sale	5.5	5.5
Total current assets	308.6	267.2
Property, plant and equipment, net	12.3	12.0
Right-of-use assets	48.6	52.5
Software, net	50.9	51.2
Goodwill	410.0	409.9
Other intangible assets, net	9.6	9.8
Deferred income taxes, net	30.5	34.0
Other noncurrent assets	29.6	29.0
Total assets	$900.1	$865.6

Liabilities
Accounts payable	$59.8	$54.2
Accrued liabilities	181.0	184.3
Total current liabilities	240.8	238.5
Long-term debt	252.7	230.5
Deferred compensation liabilities	20.0	20.8
Pension and other postretirement benefits plan liabilities	48.7	51.0
Noncurrent lease liabilities	46.6	51.0
Other noncurrent liabilities	15.3	26.0
Total liabilities	624.1	617.8

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 35.6 shares and 33.6 shares in 2021 (2020 - 34.9 shares and 33.3 shares)	0.4	0.3
Treasury stock, at cost: 2.0 shares in 2021 (2020 - 1.6 shares)	(27.7)	(16.0)
Additional paid-in capital	241.9	238.8
Retained earnings	140.7	105.5
Accumulated other comprehensive loss	(79.3)	(80.8)
Total equity	276.0	247.8
Total liabilities and equity	$900.1	$865.6

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended March 31,
	2021	2020
Net sales
Tech-enabled services	$118.5	$81.9
Software solutions	60.3	47.3
Print and distribution	66.5	91.5
Total net sales	245.3	220.7
Cost of sales (1)
Tech-enabled services	41.0	42.8
Software solutions	24.5	24.8
Print and distribution	44.8	68.7
Total cost of sales	110.3	136.3
Selling, general and administrative expenses (1)	73.5	57.0
Depreciation and amortization	9.8	12.4
Restructuring, impairment and other charges, net	0.8	3.1
Income from operations	50.9	11.9
Interest expense, net	5.3	4.6
Investment and other income, net	(0.8)	(0.4)
Earnings before income taxes	46.4	7.7
Income tax expense	11.2	3.6
Net earnings	$35.2	$4.1
Net earnings per share:
Basic	$1.05	$0.12
Diluted	$1.02	$0.12

Weighted average number of common shares outstanding:
Basic	33.6	34.2
Diluted	34.5	34.3
Additional information:
Gross margin (1)	55.0%	38.2%
SG&A as a % of total net sales (1)	30.0%	25.8%
Operating margin	20.8%	5.4%
Effective tax rate	24.1%	46.8%

__________

(1) Exclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2021 and 2020

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31, 2021
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share (1)
GAAP basis measures	$135.0	$73.5	$50.9	20.8%	$35.2	$1.02
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	0.8	0.3%	0.6	0.02
Share-based compensation expense	—	(3.1)	3.1	1.3%	(0.7)	(0.02)
LSC multiemployer pension plans obligation	—	(7.3)	7.3	3.0%	5.2	0.15
Non-income tax expense	—	(0.1)	0.1	0.0%	0.1	—
COVID-19 related (recoveries) expenses, net	(0.9)	—	(0.9)	(0.4%)	(0.7)	(0.02)
Loss on equity investment	—	—	—	—	0.1	—
Total Non-GAAP adjustments	(0.9)	(10.5)	10.4	4.2%	4.6	0.13
Non-GAAP measures	$134.1	$63.0	$61.3	25.0%	$39.8	$1.15

	For the Three Months Ended March 31, 2020
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share (1)
GAAP basis measures	$84.4	$57.0	$11.9	5.4%	$4.1	$0.12
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	3.1	1.4%	2.2	0.06
Share-based compensation expense	—	(2.3)	2.3	1.0%	2.4	0.07
Gain on debt extinguishment (2)	—	—	—	—	(1.7)	(0.05)
COVID-19 related (recoveries) expenses, net	—	—	0.8	0.4%	0.6	0.02
eBrevia contingent consideration	—	0.4	(0.4)	(0.2%)	(0.4)	(0.01)
Total Non-GAAP adjustments	—	(1.9)	5.8	2.6%	3.1	0.09
Non-GAAP measures	$84.4	$55.1	$17.7	8.0%	$7.2	$0.21

__________

(1) Net earnings (loss) per diluted share totals may not foot due to rounding.

(2) Gain on debt extinguishment is recorded within interest expense, net in the Company’s Unaudited Condensed Consolidated Statements of Operations.

The Company believes that certain non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended March 31, 2021 and 2020

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended March 31, 2021
Net sales	$38.5	$138.5	$21.8	$46.5	$—	$245.3
Income (loss) from operations	6.5	59.1	2.0	6.3	(23.0)	50.9
Operating margin %	16.9%	42.7%	9.2%	13.5%	nm	20.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	—	—	—	0.7	0.1	0.8
Share-based compensation expense	—	—	—	—	3.1	3.1
LSC multiemployer pension plans obligation	—	—	—	—	7.3	7.3
Non-income tax expense	0.1	—	—	—	—	0.1
COVID-19 related (recoveries) expenses, net	—	(0.2)	—	(0.7)	—	(0.9)
Total Non-GAAP adjustments	0.1	(0.2)	—	—	10.5	10.4

Non-GAAP income (loss) from operations	$6.6	$58.9	$2.0	$6.3	$(12.5)	$61.3
Non-GAAP operating margin %	17.1%	42.5%	9.2%	13.5%	nm	25.0%

Depreciation and amortization	3.7	1.5	3.6	1.0	—	9.8
Adjusted EBITDA	$10.3	$60.4	$5.6	$7.3	$(12.5)	$71.1
Adjusted EBITDA margin %	26.8%	43.6%	25.7%	15.7%	nm	29.0%

Capital expenditures	$3.7	$0.6	$1.8	$0.5	$1.4	$8.0

For the Three Months Ended March 31, 2020
Net sales	$31.2	$99.1	$16.1	$74.3	$—	$220.7
Income (loss) from operations	1.8	21.4	0.1	2.1	(13.5)	11.9
Operating margin %	5.8%	21.6%	0.6%	2.8%	nm	5.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.3	0.5	0.3	0.4	1.6	3.1
Share-based compensation expense	—	—	—	—	2.3	2.3
COVID-19 related (recoveries) expenses, net	—	0.3	—	0.5	—	0.8
eBrevia contingent consideration	—	—	—	—	(0.4)	(0.4)
Total Non-GAAP adjustments	0.3	0.8	0.3	0.9	3.5	5.8

Non-GAAP income (loss) from operations	$2.1	$22.2	$0.4	$3.0	$(10.0)	$17.7
Non-GAAP operating margin %	6.7%	22.4%	2.5%	4.0%	nm	8.0%

Depreciation and amortization	3.1	4.0	2.9	2.4	—	12.4
Adjusted EBITDA	$5.2	$26.2	$3.3	$5.4	$(10.0)	$30.1
Adjusted EBITDA margin %	16.7%	26.4%	20.5%	7.3%	nm	13.6%

Capital expenditures	$3.3	$0.2	$2.8	$—	$0.6	$6.9

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Three Months Ended March 31,
	2021	2020
Operating Activities
Net earnings	$35.2	$4.1
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	9.8	12.4
Provision for expected losses on accounts receivable	1.1	1.6
Share-based compensation	3.1	2.3
Gain on debt extinguishment	—	(2.3)
Deferred income taxes	3.2	(0.5)
Net pension plan income	(1.0)	(0.5)
Amortization of right-of-use assets	4.4	5.8
Other	0.9	0.1
Changes in operating assets and liabilities:
Accounts receivable, net	(63.1)	(55.7)
Inventories	(1.6)	(4.2)
Prepaid expenses and other current assets	(12.7)	(4.7)
Accounts payable	4.0	12.5
Income taxes payable and receivable	5.0	2.1
Accrued liabilities and other	(20.5)	(4.0)
Lease liabilities	(5.8)	(5.9)
Pension and other postretirement benefits plan contributions	(0.3)	(0.2)
Net cash used in operating activities	(38.3)	(37.1)
Investing Activities
Capital expenditures	(8.0)	(6.9)
Purchase of investment	—	(1.3)
Net cash used in investing activities	(8.0)	(8.2)
Financing Activities
Revolving facility borrowings	105.0	146.5
Payments on revolving facility borrowings	(83.0)	(40.5)
Payments on long-term debt	—	(63.3)
Treasury share repurchases	(11.2)	(5.2)
Net cash provided by financing activities	10.8	37.5
Effect of exchange rate on cash and cash equivalents	0.4	(1.7)
Net decrease in cash and cash equivalents	(35.1)	(9.5)
Cash and cash equivalents at beginning of year	73.6	17.2
Cash and cash equivalents at end of period	$38.5	$7.7
Supplemental cash flow information
Income taxes paid (net of refunds)	$2.5	$2.0
Interest paid	$0.3	$2.6

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

Additional Information:
	For the Three Months Ended March 31,
	2021	2020
Net cash used in operating activities	$(38.3)	$(37.1)
Less: capital expenditures	8.0	6.9
Free Cash Flow	$(46.3)	$(44.0)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended March 31, 2021	$38.5	$138.5	$21.8	$46.5	$245.3

For the Three Months Ended March 31, 2020	31.2	99.1	16.1	74.3	220.7

Net sales change	23.4%	39.8%	35.4%	(37.4%)	11.1%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	0.6%	1.0%	1.9%	0.0%	0.7%

Net organic sales change	22.8%	38.8%	33.5%	(37.4%)	10.4%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020

GAAP net earnings (loss)	$5.2	$35.2	$(35.8)	$7.1	$(1.3)
Adjustments
Restructuring, impairment and other charges, net	76.9	0.8	44.0	7.0	25.1
Share-based compensation expense	14.4	3.1	3.8	4.4	3.1
LSC multiemployer pension plans obligation	26.3	7.3	0.9	5.8	12.3
Non-income tax expense	5.3	0.1	2.5	2.7	—
COVID-19 related (recoveries) expenses, net	(1.2)	(0.9)	(0.4)	(1.0)	1.1
Loss on equity investment	0.2	0.2	—	—	—
Accelerated rent expense	2.2	—	0.3	1.3	0.6
eBrevia contingent consideration	(0.4)	—	—	(0.4)	—
Depreciation and amortization	48.3	9.8	11.2	12.6	14.7
Interest expense, net	23.5	5.3	6.0	5.9	6.3
Pension income and other income, net	(2.3)	(1.0)	(0.4)	(0.4)	(0.5)
Income tax expense (benefit)	16.0	11.2	2.8	2.6	(0.6)
Total Non-GAAP adjustments	209.2	35.9	70.7	40.5	62.1
Adjusted EBITDA	$214.4	$71.1	$34.9	$47.6	$60.8

Net sales	$919.1	$245.3	$210.3	$209.5	$254.0
Adjusted EBITDA margin %	23.3%	29.0%	16.6%	22.7%	23.9%

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
GAAP net earnings (loss)	43.1	$4.1	$7.0	$14.7	$17.3
Adjustments
Net gain on sale of building	(19.2)	—	—	(19.2)	—
Gain on equity investment	(13.6)	—	(13.6)	—	—
Restructuring, impairment and other charges, net	14.6	3.1	4.9	2.8	3.8
Share-based compensation expense	9.7	2.3	1.2	2.6	3.6
COVID-19 related (recoveries) expenses, net	0.8	0.8	—	—	—
eBrevia contingent consideration	(0.4)	(0.4)	—	—	—
Net loss on sale of Language Solutions business	4.0	—	1.2	—	2.8
Pension settlement charges	3.9	—	3.9	—	—
Investor-related expenses	0.5	—	—	—	0.5
Acquisition-related expenses	0.1	—	—	0.1	—
Spin-off related transaction expenses	(0.4)	—	(0.4)	—	—
Depreciation and amortization	49.9	12.4	12.8	12.7	12.0
Interest expense, net	33.8	4.6	11.5	8.6	9.1
Pension income and other income, net	(1.8)	(0.4)	(0.4)	(0.5)	(0.5)
Income tax expense (benefit)	18.4	3.6	(2.0)	9.3	7.5
Total Non-GAAP adjustments	100.3	26.0	19.1	16.4	38.8
Adjusted EBITDA	$143.4	$30.1	$26.1	$31.1	$56.1

Net sales	$865.8	$220.7	$190.3	$195.9	$258.9
Adjusted EBITDA margin %	16.6%	13.6%	13.7%	15.9%	21.7%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	March 31, 2021		December 31, 2020		March 31, 2020
Availability
Stated amount of the Revolving Facility (1)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	22.0		—		106.0
Impact on availability related to outstanding letters of credit	—		—		—
Amount used under the Revolving Facility	22.0		—		106.0

Availability under the Revolving Facility	278.0		300.0		194.0

Cash	38.5		73.6		7.7

Net Available Liquidity	$316.5		$373.6		$201.7

Long-term debt	252.7		230.5		336.6

Adjusted EBITDA for the twelve months ended March 31, 2021 and 2020, and the year ended December 31, 2020	$214.4		$173.4		$143.4

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	1.2	x	1.3	x	2.3	x

Non-GAAP Net Debt (defined as total debt less cash)	214.2		156.9		328.9

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	1.0	x	0.9	x	2.3	x

__________

(1) The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the credit agreement. There were $22.0 million of borrowings outstanding under the Revolving Facility as of March 31, 2021. Based on the Company’s results of operations for the twelve months ended March 31, 2021 and existing debt, the Company would have had the ability to utilize the remaining $278.0 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.